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                                                                  EXHIBIT (j)(2)

                                POWER OF ATTORNEY

      We, the undersigned Directors of Holland Series Fund, Inc. (the "Fund"), hereby constitute and appoint Julie Tedesco and David James each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, with authority to execute in the name of such Director on behalf of the Fund and to file with the United States Securities & Exchange Commission, Commodity Futures Trading Commission or any other federal or state regulatory bodies ("Regulatory Agencies"), on behalf of the Fund any and all regulatory materials necessary or advisable to enable the Fund to comply with the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended, and any other rules, regulations and requirements of such Regulatory Agencies. The powers of the aforesaid attorneys-in-fact are hereby expressly limited to the execution and filing of such documents with the appropriate Regulatory Agencies.

WITNESS our hands on this 27th day of September 2000

/s/ Michael Holland
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Michael F. Holland

/s/ Sheldon S. Gordon
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Sheldon S. Gordon

/s/ Herbert S. Winokur, Jr.
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Herbert S. Winokur, Jr.

/s/ Desmond G. Fitzgerald
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Desmond G. Fitzgerald

/s/ Jeff Tarr
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Jeff Tarr